Exhibit 99.1

Media:	Molly Boyd

(713) 627-5923

(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf

(713) 627-4600

Date:	May 6, 2008

Spectra Energy Reports First Quarter 2008 Net Income Up 56 Percent,

Announces Share Repurchase Program and Proposed Dividend Increase

•	Reported net income of $367 million, $0.58 per share, compared with reported net income of $236 million, $0.37 per share, in prior year quarter

•	Expect to exceed 2008 employee incentive target EPS of $1.56

•	Strong performance from all business segments

•	Board approval of $600 million share repurchase program

•	Proposed $0.02 per share quarterly dividend increase, effective third quarter 2008

HOUSTON—Spectra Energy (NYSE:SE) today reported 2008 first quarter net income of $367 million, up 56 percent over the prior year quarter net income of $236 million, and reported earnings per share (EPS) of $0.58, compared with reported EPS of $0.37 in first quarter 2007.

The higher first quarter results reflect strong earnings from all business segments, primarily attributable to the positive effect of higher commodity prices, a strong Canadian dollar and sound performance across all underlying businesses.

“We had an excellent quarter with solid results from all our business segments, and are continuing to execute on our capital expansion plan,” said Fred J. Fowler, president and chief executive officer, Spectra Energy. “This quarter’s earnings growth, combined with the prospect of continued strong commodity pricing and our ability to deliver on our base plan, gives us confidence we will exceed our 2008 employee incentive target EPS of $1.56. We are well positioned to not only meet, but exceed the financial goals we have set for the year.”

The Company also announced its board of directors has approved a share repurchase program of up to $600 million. The program will consist of a combination of open market purchases and other transactions.

The Company has recommended its board also approve a dividend increase of $0.02 per share per quarter, to be effective in third quarter 2008. When approved, the new annual dividend would be $1.00 per share, representing a nearly 14 percent increase over the 2007 level of $0.88 per share.

“Our strong balance sheet and outstanding financial performance provide us with the flexibility to return value to shareholders through a dividend increase and the repurchase of Spectra Energy shares, which we believe represent a great investment opportunity,” said Fowler. “These actions reflect the confidence we have in our strategy and the value of our stock.”

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported first quarter 2008 earnings before interest and taxes (EBIT) of $226 million, compared with $220 million in first quarter 2007. The increase reflects earnings from expansion projects, higher earnings from gas processing associated with pipeline operations, and higher earnings as a result of capitalized interest on construction projects. These increases are partially offset by higher project development expenses resulting from the capitalization of expenses in the 2007 quarter.

Distribution

Distribution reported first quarter 2008 EBIT of $165 million, compared with $144 million in first quarter 2007. The increase is primarily due to a stronger Canadian dollar during the 2008 period. Additionally, the segment reported higher storage and transportation revenues, which include new expansion capacity, and higher usage attributable to a colder winter compared with first quarter 2007. The increases are partially offset by higher operating costs.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported first quarter 2008 EBIT of $131 million, compared with $74 million in first quarter 2007. The increase is primarily attributable to stronger natural gas liquids (NGL) prices that benefited the Empress operations, as well as a stronger Canadian dollar. Base processing and transportation revenues also remained solid, and the outlook for drilling and production in Northeast British Columbia is much more favorable than a year ago.

Field Services

Field Services reported first quarter 2008 EBIT of $192 million, compared with $82 million in first quarter 2007. The significant increase in earnings is primarily due to higher NGL prices which have a close relationship to crude oil prices. Crude oil averaged $98 per barrel in first quarter 2008 versus $58 per barrel during the same period 2007. First quarter 2008 results also reflect improved operational efficiencies, higher volumes, and growth from acquisitions. First quarter 2007 operating results were negatively affected by severe winter storms, which were not a factor in first quarter 2008.

This quarter, Field Services paid distributions of $112 million to Spectra Energy. An additional $250 million special dividend was paid to Spectra Energy in April of this year.

Other

“Other” reported net costs of $20 million in first quarter 2008, compared with net costs of $15 million in first quarter 2007. The 2007 period includes a special item of $3 million in costs associated with the launch of Spectra Energy. The increase in net costs reflects a benefit recognized from the favorable resolution of a legal matter in first quarter 2007.

Interest Expense

Interest expense was $158 million for the quarter, compared with $155 million for first quarter 2007.

Income Taxes

First quarter 2008 income tax expense from continuing operations was $173 million, compared with $119 million reported in first quarter 2007, primarily increasing due to higher earnings in first quarter 2008.

Special items affecting Spectra Energy’s EPS for the quarter include:

(in millions, except per share amounts)

	Pre-tax Amount	Tax Effect	Net Income Impact	EPS Impact
First Quarter 2008	$—	$—	$—	$—
First Quarter 2007
Separation costs	(3)	1	(2)	—
DCP Midstream stand alone costs	(3)	1	(2)	—

Total	$(6)	$2	$(4)	$(0.01)

Reconciliation of reported to ongoing net income

( in millions)

	Quarters Ended March 31,
	2008	2007
Net Income as Reported	$367	$236
Adjustments to Reported Net Income:
Special Items	—	4

Ongoing Net Income	$367	$240

Reconciliation of reported to ongoing diluted EPS
	Quarters Ended March 31,
	2008	2007
Diluted EPS as reported	$0.58	$0.37
Special items:	—	0.01

Diluted EPS, ongoing	$0.58	$0.38

Additional Information

Additional information about first quarter 2008 earnings can be obtained via the Spectra Energy Web site: www.spectraenergy.com.

The Analyst call is scheduled for 9 a.m. CDT today, Tuesday, May 6, to discuss Spectra Energy’s first quarter results. The conference call can be accessed via the Investors section of Spectra Energy’s Web site or by dialing (888) 252-3715 in the United States or (706) 634-8942 outside the United States. The confirmation code is “42031401” or “Spectra Energy 1st Qtr Earnings Call.”

Please call in five to ten minutes prior to the scheduled start time. A replay of the call will be available until midnight CDT, August 4, 2008, by dialing (800) 642-1687 with a conference ID 42031401. The international replay number is (706) 645-9291, conference ID 42031401. A replay and transcript also will be available by accessing the Investors section of the company’s Web site.

Non-GAAP Financial Measures

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating) before deducting interest and taxes, and is net of the minority interest expense related to those earnings. Management considers segment EBIT from continuing operations, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance as it represents the results of our ownership interests in operations without regard to financing methods or capital structures.

Spectra Energy’s management uses ongoing net income and ongoing diluted EPS, which are non-GAAP financial measures as they represent net income and diluted EPS from continuing operations, adjusted for special items, as measures to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing net income and ongoing diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods. Ongoing diluted EPS is also used as a basis for employee incentive bonuses.

Spectra Energy also uses ongoing segment and Other EBIT as a measure of performance. Ongoing segment and Other EBIT is a non-GAAP financial measure as it represents reported segment and Other EBIT adjusted for special items. Management believes that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items.

Forward-Looking Statement

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: the levels of supply and demand for natural gas in our areas of operation; our ability to identify opportunities for our business units and the timing and success of efforts to develop pipeline, storage, gathering, processing and other infrastructure projects; our ability to successfully complete and integrate future acquisitions; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; the implementation of state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Forward-Looking Statements” in our 2007 Form 10-K, filed on February 29, 2008, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE) is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing; transmission and storage; and distribution. For close to a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related energy infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company operates in the United States and Canada approximately 18,000 miles of transmission pipeline, 265 billion cubic feet of storage, natural gas gathering and processing, natural gas liquids operations and local distribution assets. Spectra Energy Corp also has a 50-percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Visit www.spectraenergy.com for more information.

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Spectra Energy Corp

Quarterly Highlights

March 2008

(Unaudited)

(In millions, except per-share amounts and where noted)

	Quarter Ended March 31,
	2008	2007
COMMON STOCK DATA
Earnings Per Share—Total
Basic and Diluted	$0.58	$0.37
Dividends Per Share	$0.23	$0.22
Weighted-Average Shares Outstanding
Basic	633	631
Diluted	635	634

INCOME
Operating Revenues	$1,608	$1,401
Total Reportable Segment EBIT	714	520
Net Income	367	236

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$226	$220
Distribution	165	144
Western Canada Transmission & Processing	131	74
Field Services	192	82

Total Reportable Segment EBIT	$714	$520
Other EBIT	(20)	(15)
Interest Expense	(158)	(155)
Interest Income and Other	4	5

Consolidated Earnings From Continuing Operations Before Income Taxes	$540	$355

CAPITAL AND INVESTMENT EXPENDITURES (a)
U.S. Transmission	$272	$108
Distribution	63	41
Western Canada Transmission & Processing	32	22
Other	8	4

Total Capital and Investment Expenditures	$375	$175

	March 31, 2008	December 31, 2007
CAPITALIZATION
Common Equity	41%	40%
Minority Interests	4%	5%
Total Debt	55%	55%

Total Debt	$9,310	$9,398
Book Value Per Share	$10.97	$10.85
Actual Shares Outstanding	633	632

(a)	Includes loans to affiliates for capital expansion projects.

Spectra Energy Corp

Quarterly Highlights

March 2008

(Unaudited)

(In millions, except where noted)

	Quarter Ended March 31,
	2008	2007
U.S. TRANSMISSION
Operating Revenues	$403	$377
Operating Expenses
Operating, Maintenance and Other	126	105
Depreciation and Amortization	58	53
Gains on Sales of Other Assets, Net	—	1
Other Income and Expenses, Net	21	11
Minority Interest Expense	14	11

EBIT	$226	$220

Proportional Throughput, Tbtu (a)	636	608

DISTRIBUTION
Operating Revenues	$800	$713
Operating Expenses
Natural Gas Purchased	492	454
Operating, Maintenance and Other	97	78
Depreciation and Amortization	47	37
Other Income and Expenses, Net	1	—

EBIT	$165	$144

Number of Customers (Thousands)	1,293	1,273
Heating Degree Days (Fahrenheit)	3,651	3,591
Pipeline Throughput, Tbtu (a)	327	300

WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$405	$311
Operating Expenses
Natural Gas and Petroleum Products Purchased	130	109
Operating, Maintenance and Other	107	95
Depreciation and Amortization	37	32
Other Income and Expenses, Net	3	4
Minority Interest Expense	3	5

EBIT	$131	$74

Pipeline Throughput, Tbtu (a)	162	161
Volumes Processed, Tbtu (a)	173	179
Empress Inlet Volumes, Tbtu (a)	217	192

FIELD SERVICES
Operating Expenses	$(1)	$—
Equity in Earnings of DCP Midstream, LLC	191	82

EBIT	$192	$82

Natural Gas Gathered and Processed/Transported, Tbtu/day (a,b)	7.2	6.5
Natural Gas Liquids Production, MBbl/d (b, c)	380	347
Average Natural Gas Price Per MMBtu (d)	$8.03	$6.77
Average Natural Gas Liquids Price Per Gallon	$1.34	$0.87

OTHER
Operating Revenues	$9	$7
Operating Expenses	28	26
Other Income and Expenses, Net	(1)	4

EBIT	$(20)	$(15)

(a) Trillion British thermal units.

(b) Includes 100% of DCP Midstream volumes.

(c) Thousand barrels per day.

(d) Million British thermal units. Average price based on NYMEX Henry Hub.

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Quarter Ended March 31,
	2008	2007
Operating Revenues	$1,608	$1,401
Operating Expenses	1,111	982
Gains on Sales of Other Assets and Other, net	—	1

Operating Income	497	420

Other Income and Expense	220	106
Interest Expense	158	155
Minority Interest Expense	19	16

Earnings Before Income Taxes	540	355
Income Tax Expense	173	119

Net Income	$367	$236

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	March 31, 2008	December 31, 2007
ASSETS
Current Assets	$1,530	$1,379
Investments and Other Assets	6,471	6,359
Net Property, Plant and Equipment	14,168	14,300
Regulatory Assets and Deferred Debits	943	932

Total Assets	$23,112	$22,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	$2,756	$2,422
Long-term Debt	8,080	8,345
Deferred Credits and Other Liabilities	4,523	4,540
Minority Interests	808	806
Stockholders’ Equity	6,945	6,857

Total Liabilities and Stockholders’ Equity	$23,112	$22,970

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$367	$236
Adjustments to reconcile net income to net cash provided by operating activities	306	10

Net cash provided by operating activities	673	246

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(372)	(174)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	(139)	220

Effect of exchange rate changes on cash	(4)	5

Net increase in cash and cash equivalents	158	297
Cash and cash equivalents at beginning of period	94	299

Cash and cash equivalents at end of period	$252	$596

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

March 2008 Quarter-to-date

(In millions, except per-share amounts)

		Reported Earnings	Special Items	Discontinued Operations	Extraordinary Item	Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission		$226	$—	$—	$—	$—	$226

Distribution		165	—	—	—	—	165

Western Canada Transmission & Processing		131		—	—	—	131

Field Services		192	—	—	—	—	192

Total Reportable Segment EBIT		714	—	—	—	—	714

Other		(20)	—	—	—	—	(20)

Total Reportable Segment EBIT and Other EBIT		$694	$—	$—	$—	$—	$694

EARNINGS
Total Reportable Segment EBIT and Other EBIT		$694	$—	$—	$—	$—	$694
Interest Expense		(158)	—	—	—	—	(158)
Interest Income and Other		4	—	—	—	—	4
Income Taxes from Continuing Operations		(173)	—	—	—	—	(173)

Total Earnings		$367	$—	$—	$—	$—	$367

EARNINGS PER SHARE, BASIC		$0.58	$—	$—	$—	$—	$0.58

EARNINGS PER SHARE, DILUTED		$0.58	$—	$—	$—	$—	$0.58

Weighted Average Shares (reported and ongoing)
Basic	633
Diluted	635

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

March 2007 Quarter-to-date

(In millions, except per-share amounts)

		Special Items (Note 1)
		Reported Earnings	Costs to Achieve		Discontinued Operations	Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission		$220	$—		$—	$—	$220

Distribution		144	—		—	—	144

Western Canada Transmission & Processing		74	—		—	—	74

Field Services		82	3	A	—	3	85

Total Reportable Segment EBIT		520	3		—	3	523

Other		(15)	3	B	—	3	(12)

Total Reportable Segment EBIT and Other EBIT		$505	$6		$—	$6	$511

EARNINGS

Total Reportable Segment EBIT and Other EBIT		$505	$6		$—	$6	$511
Interest Expense		(155)	—		—	—	(155)
Interest Income and Other		5	—		—	—	5
Income Taxes from Continuing Operations		(119)	(2)		—	(2)	(121)

Total Earnings		$236	$4		$—	$4	$240

EARNINGS PER SHARE, BASIC		$0.37	$0.01		$—	$0.01	$0.38

EARNINGS PER SHARE, DILUTED		$0.37	$0.01		$—	$0.01	$0.38

Note 1 - Amounts for special items are net of minority interest, if applicable.
A - Costs to create stand-alone corporate functions at DCP Midstream.
B - Separation costs resulting from the spin-off from Duke Energy.

Weighted Average Shares (reported and ongoing)
Basic	631
Diluted	634